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                                                                     Exhibit 5.2



March 14, 2003

Dyax Corp.
300 Technology Square
Cambridge, MA  02139

Ladies and Gentlemen:

         Reference is made to our opinion dated April 24, 2002 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on April 25, 2002 by Dyax Corp. (the "Company" ), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on March 18, 2003 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 4,721,625 shares of the Company's common stock, $0.01 par value (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company and its Committees in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

         The opinion rendered herein is limited to Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.


                                      Very truly yours,

                                      /s/ Palmer & Dodge LLP